Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports Fourth Quarter and Full Year 2024 Results

JACKSONVILLE, Fla. (February 6, 2025) – Regency Centers Corporation (“Regency Centers”, “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended December 31, 2024 and provided initial 2025 earnings guidance. For the three months ended December 31, 2024 and 2023, Net Income Attributable to Common Shareholders was $0.46 per diluted share and $0.47 per diluted share, respectively. For the twelve months ended December 31, 2024 and 2023, Net Income Attributable to Common Shareholders was $2.11 per diluted share and $2.04 per diluted share, respectively.

Fourth Quarter and Full Year 2024 Highlights

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Reported Nareit FFO of $1.09 per diluted share for the fourth quarter, and $4.30 per diluted share for the full year
•
Reported Core Operating Earnings of $1.04 per diluted share for the fourth quarter, and $4.13 per diluted share for the full year
•
Generated Core Operating Earnings per share growth exceeding 5% for the full year, excluding the collection of receivables reserved during 2020 and 2021
•
Increased Same Property NOI for the fourth quarter by 4.0% year-over-year, and for the full year by 3.6%, excluding lease termination fees and the collection of receivables reserved during 2020 and 2021
•
Increased Same Property percent leased by 60 basis points sequentially and 100 basis points year-over-year to a new record high of 96.7%
•
Increased Same Property shop percent leased by 40 basis points sequentially and 60 basis points year-over-year to a new record high of 94.1%
•
Executed 8.1 million square feet of comparable new and renewal leases during the full year at blended rent spreads of +9.5% on a cash basis and +19.0% on a straight-lined basis
•
Started over $35 million of new development and redevelopment projects in the fourth quarter, bringing year-to-date total project starts to $258 million
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As of December 31, 2024, Regency's in-process development and redevelopment projects had estimated net project costs of $497 million
•
Acquired University Commons - Austin in the fourth quarter, an H-E-B anchored shopping center in the Austin, TX MSA
•
Raised $100 million of common stock on a forward basis through the Company's at-the-market ("ATM") program at an average price of $74.66 per share
•
Pro-rata net debt and preferred stock to operating EBITDAre at December 31, 2024 was 5.2x
•
Subsequent to quarter end, on February 4, 2025, Regency's Board of Directors (the "Board") declared a quarterly cash dividend on the Company's common stock of $0.705 per share

"We are proud to report another year of exceptional performance, driven by robust tenant demand at our shopping centers and significant value creation through our investments platform," said Lisa Palmer, President and Chief Executive Officer. "We closed the year at record-high occupancy levels accompanied by strong rent growth, as well as our highest annual volume of development and redevelopment starts in nearly 20 years. Our solid operating fundamentals, disciplined development strategy, and balance sheet position, combined with the hard work of our team, provide a strong foundation for sustained earnings growth."

Exhibit 99.1

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended December 31, 2024, Net Income Attributable to Common Shareholders was $83.1 million, or $0.46 per diluted share, compared to Net Income Attributable to Common Shareholders of $86.4 million, or $0.47 per diluted share, for the same period in 2023.
o
Net Income in the fourth quarter of 2024 includes an impairment charge of $14.3 million, or $0.08 per diluted share.
•
For the twelve months ended December 31, 2024 and 2023, Net Income Attributable to Common Shareholders was $386.7 million, or $2.11 per diluted share, compared to Net Income Attributable to Common Shareholders of $359.5 million, or $2.04 per diluted share, for the same period in 2023.

Nareit FFO

•
For the three months ended December 31, 2024, Nareit FFO was $199.5 million, or $1.09 per diluted share, compared to $190.0 million, or $1.02 per diluted share, for the same period in 2023.
•
For the twelve months ended December 31, 2024 and 2023, Nareit FFO was $790.9 million, or $4.30 per diluted share, compared to $736.1 million, or $4.15 per diluted share, for the same period in 2023.

Core Operating Earnings

•
For the three months ended December 31, 2024, Core Operating Earnings was $190.6 million, or $1.04 per diluted share, compared to $184.4 million, or $0.99 per diluted share, for the same period in 2023.
•
For the twelve months ended December 31, 2024 and 2023, Core Operating Earnings was $760.7 million, or $4.13 per diluted share, compared to $700.9 million, or $3.95 per diluted share, for the same period in 2023.

Portfolio Performance

Same Property NOI

•
Fourth quarter 2024 Same Property Net Operating Income (“NOI”), excluding lease termination fees and the collection of receivables reserved during 2020 and 2021, increased by 4.0% compared to the same period in 2023.
o
Same Property base rents contributed 3.3% to Same Property NOI growth in the fourth quarter of 2024.
•
Full year 2024 Same Property NOI, excluding lease termination fees and the collection of receivables reserved during 2020 and 2021, increased by 3.6% compared to the same period in 2023.
o
Same Property base rents contributed 2.9% to Same Property NOI growth in the full year 2024.

Occupancy

•
As of December 31, 2024, Regency’s Same Property portfolio was 96.7% leased, an increase of 60 basis points sequentially, and an increase of 100 basis points compared to December 31, 2023.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.3%, an increase of 130 basis points compared to December 31, 2023.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 94.1%, an increase of 60 basis points compared to December 31, 2023.
•
As of December 31, 2024, Regency’s Same Property portfolio was 93.7% commenced, an increase of 100 basis points sequentially and an increase of 80 basis points compared to December 31, 2023.

Exhibit 99.1

Leasing Activity

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During the three months ended December 31, 2024, Regency executed approximately 2.3 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.8% and a blended straight-lined rent spread of +20.2%.
•
During the twelve months ended December 31, 2024, the Company executed approximately 8.1 million square feet of comparable new and renewal leases at a blended cash rent spread of +9.5% and a blended straight-lined rent spread of +19.0%.

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
During the twelve months ended December 31, 2024, the Company started development and redevelopment projects with estimated net project costs of approximately $258 million, at the Company’s share, including more than $35 million of starts during the fourth quarter.
•
As of December 31, 2024, Regency’s in-process development and redevelopment projects had estimated net project costs of $497 million at the Company’s share, 39% of which has been incurred to date.

Property Transactions

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During the full year 2024, the Company completed acquisitions for a combined total of approximately $92 million and dispositions for a combined total of approximately $112 million, each at Regency's share
o
During the fourth quarter, the Company, with its institutional joint venture partner, acquired University Commons - Austin in Round Rock, Texas, a suburb of Austin, for approximately $14 million, at Regency's share.
o
During the fourth quarter, the Company disposed of two small office buildings in Greenwich, Connecticut, for approximately $5 million, at Regency’s share.
•
Subsequent to year end, Regency acquired its partner’s interest in Putnam Plaza in Carmel, NY for approximately $10 million, effective January 1, 2025, and now owns 100% of the asset.

Balance Sheet

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During the fourth quarter, Regency entered into forward sale agreements to sell $100 million of common stock through the Company’s ATM program, at an average price of $74.66 per share. Under the terms of its forward sale agreements, the Company has until December of 2025 to settle the transactions. Regency intends to use the proceeds to fund future investments and for general corporate purposes.
•
As of December 31, 2024, Regency had approximately $1.4 billion of capacity under its revolving credit facility.
•
As of December 31, 2024, Regency’s pro-rata net debt and preferred stock to operating EBITDAre was 5.2x.

Common and Preferred Dividends

•
On February 4, 2025, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.705 per share. The dividend is payable on April 2, 2025, to shareholders of record as of March 12, 2025.
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On February 4, 2025, Regency’s Board declared a quarterly cash dividend on the Company’s Series A preferred stock of $0.390625 per share. The dividend is payable on April 30, 2025, to shareholders of record as of April 15, 2025.
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On February 4, 2025, Regency’s Board declared a quarterly cash dividend on the Company’s Series B preferred stock of $0.367200 per share. The dividend is payable on April 30, 2025, to shareholders of record as of April 15, 2025.

Exhibit 99.1

2025 Guidance

Regency Centers is hereby providing initial 2025 guidance, as summarized in the table below. Please refer to the Company’s fourth quarter 2024 "Earnings Presentation" and "Quarterly Supplemental" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2025 Guidance (in thousands, except per share data)	2024 Actual	2025 Guidance

Net Income Attributable to Common Shareholders per diluted share	$2.11	$2.25 - $2.31

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$4.30	$4.52 - $4.58

Core Operating Earnings per diluted share(1)	$4.13	$4.30 - $4.36

Same property NOI growth without termination fees(2)	3.6%	+3.2% to +4.0%

Non-cash revenues(3)	$45,047	+/-$45,000

G&A expense, net(4)	$96,519	$93,000-$96,000

Interest expense, net and Preferred stock dividends(5)	$214,815	$231,000-$234,000

Management, transaction and other fees	$26,911	+/-$27,000

Development and Redevelopment spend	$228,847	+/-$250,000

Acquisitions	$91,905	+/-$135,000
Cap rate (weighted average)	6.4%	+/- 5.5%

Dispositions	$111,850	+/-$75,000
Cap rate (weighted average)	5.4%	+/- 6.0%

Share/unit issuances	$0	$100,000

Share/unit repurchases	$200,000	$0

Merger-related transition expense	$7,718	$0

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend", "Acquisitions", and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
2024 Same property NOI growth excludes $4.4M of collections of 2020/2021 reserves in 2023, with growth of 3.1% when not excluded.
(3)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(4)
Represents "General & administrative, net" before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro rata basis.
(5)
Includes debt and derivative mark to market amortization, and is net of interest income.

Conference Call Information

To discuss Regency’s fourth quarter results and provide further business updates, management will host a conference call on Friday, February 7th at 11:00 a.m. ET. Dial-in and webcast information is below.

Fourth Quarter 2024 Earnings Conference Call

Date:	Friday, February 7, 2025
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Fourth Quarter 2024 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Exhibit 99.1

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended December 31, 2024 and 2023	Three Months Ended		Year Ended
	2024	2023	2024	2023
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$83,066	86,361	$386,738	359,500
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	102,816	105,849	422,581	378,400
Gain on sale of real estate, net of tax	(1,216)	(2,690)	(35,069)	(3,822)
Provision for impairment of real estate	14,304	-	14,304	-
Exchangeable operating partnership units	502	518	2,338	2,008
Nareit Funds From Operations	$199,472	190,038	$790,892	736,086

Nareit FFO per share (diluted)	$1.09	1.02	$4.30	4.15
Weighted average shares (diluted)	182,900	185,948	184,139	177,324

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$199,472	190,038	$790,892	736,086
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	649	3,109	7,718	4,620
Loss (gain) on early extinguishment of debt	-	(99)	180	(99)
Certain Non-Cash Items
Straight-line rent	(6,073)	(3,745)	(22,980)	(11,060)
Uncollectible straight-line rent	547	1,124	2,446	(1,174)
Above/below market rent amortization, net	(5,521)	(7,731)	(23,431)	(29,869)
Debt and derivative mark-to-market amortization	1,504	1,685	5,837	2,352
Core Operating Earnings	$190,578	184,381	760,662	700,856

Core Operating Earnings per share (diluted)	$1.04	0.99	$4.13	3.95
Weighted average shares (diluted)	182,900	185,948	184,139	177,324

Weighted Average Shares For Diluted Earnings per Share	181,803	184,963	183,040	176,371

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	182,900	185,948	184,139	177,324

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$190,578	184,381	$760,662	700,856
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(47,061)	(47,511)	(138,229)	(112,694)
Debt cost and derivative adjustments	2,122	1,690	8,391	6,739
Stock-based compensation	4,471	4,154	18,549	17,277
Adjusted Funds from Operations	$150,110	142,714	$649,373	612,178
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Exhibit 99.1

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended December 31, 2024 and 2023	Three Months Ended		Year Ended
	2024	2023	2024	2023

Net income attributable to common shareholders	$83,066	86,361	$386,738	359,500
Less:
Management, transaction, and other fees	(7,978)	(6,731)	(27,874)	(26,954)
Other (1)	(12,516)	(11,767)	(49,944)	(46,084)
Plus:
Depreciation and amortization	95,206	98,909	394,714	352,282
General and administrative	26,022	26,558	101,465	97,806
Other operating expense	1,504	4,741	10,867	9,459
Other expense, net	59,362	38,632	154,260	147,824
Equity in income of investments in real estate partnerships excluded from NOI (2)	14,601	10,822	54,040	46,088
Net income attributable to noncontrolling interests	2,200	2,260	9,452	6,310
Preferred stock dividends	3,411	3,413	13,650	5,057
NOI	264,878	253,198	1,047,368	951,288

Less non-same property NOI (3)	(27,845)	(24,817)	(107,520)	(36,246)

Same Property NOI	$237,033	228,381	$939,848	915,042
% change	3.8%		2.7%

Same Property NOI without Termination Fees	$235,352	226,951	$934,974	907,172
% change	3.7%		3.1%

Same Property NOI without Termination Fees or Redevelopments	$200,013	194,257	$794,903	776,762
% change	3.0%		2.3%

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$235,352	226,278	$934,974	902,763
% change	4.0%		3.6%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-K with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its fourth quarter 2024 supplemental package that may help investors estimate earnings. A copy of the Company’s fourth quarter 2024 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the period ended December 31, 2024. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Exhibit 99.1

###

Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2025 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) under Item 1A. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Economic challenges and policy changes may adversely impact our tenants and our business. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Current geopolitical challenges could impact the U.S. economy and consumer spending and our results of operations and financial condition.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Exhibit 99.1

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting related to environmental, social, and governance (“ESG”) factors by investors and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.